Exhibit 4.1

[FRONT]

Share Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

CUSIP NO. 350850 103

4G Enterprises, Inc.

AUTHORIZED COMMON STOCK: 800,000,000 SHARES  PAR VALUE: $0.0001 PER SHARE

THIS CERTIFIES THAT __________________________________________________________ [Name] IS THE RECORD HOLDER OF _______________________________________ [number of shares] Shares of 4G Enterprises, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:

Secretary:

President:

[4G Enterprises, Inc. Corporate Seal]

[BACK]

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Additional abbreviations may also be used though not on the above list.

For Value Receive I, ______________________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:	___________________________________

Please print or type name and address, including
zip code of assignee:	___________________________________
___________________________________

______________________________________ (number of shares) of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint the same to transfer the said stock on the books of the named Corporation with full power of substitution.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement.